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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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TITAN MACHINERY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TITAN MACHINERY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of Titan Machinery Inc. will be held at 8:00 a.m., Central time, on June 3, 2008, at the Company's corporate headquarters, 4876 Rocking Horse Circle, Fargo, North Dakota 58104-6049, for the following purposes:

  1.
  To elect two Class I directors.

  2.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 10, 2008 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement thereof.

        Your vote is important. You are cordially invited to attend the meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope. The prompt return of proxies will save the Company the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS

David J. Meyer Chairman of the Board and Chief Executive Officer
Fargo, North Dakota April 28, 2008

TITAN MACHINERY INC.

Annual Meeting of Stockholders
June 3, 2008

PROXY STATEMENT

INTRODUCTION

        Your proxy is solicited by the Board of Directors of Titan Machinery Inc. (the "Company") for the Annual Meeting of Stockholders to be held on June 3, 2008, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment or postponement thereof.

        The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

        You may vote your shares by mail by following the instructions on the enclosed proxy or you may vote your shares in person by attending the Annual Meeting. If your shares are held in "street name," you must instruct the record holder of your shares in order to vote.

        Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company or by attending and voting at the meeting. Proxies not revoked will be voted in accordance with the choice specified by stockholders by means of the ballot provided on the Proxy for that purpose. Proxies that are signed but that lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

        The mailing address of the principal executive offices of the Company is Titan Machinery Inc., 4876 Rocking Horse Circle, Fargo, North Dakota 58104-6049. The Company expects that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to stockholders on or about May 1, 2008.

OUTSTANDING SHARES AND VOTING RIGHTS

        The Board of Directors of the Company has fixed April 10, 2008 as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 10, 2008, 13,443,810 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting.

Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT STOCKHOLDINGS

        The following table sets forth as of April 10, 2008 certain information regarding beneficial ownership of our Common Stock by:

  •
  Each person known to us to beneficially own 5% or more of our Common Stock;

  •
  Each executive officer named in the Summary Compensation Table on page 18, who in this proxy statement are collectively referred to as the "named executive officers;"

  •
  Each of our directors (including nominees); and

  •
  All of our executive officers (as that term is defined in the Securities Act of 1933) and directors as a group.

        We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite the stockholder's name. We have based our calculation of the percentage of beneficial ownership on 13,443,810 shares of Common Stock outstanding on April 10, 2008. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Titan Machinery Inc., 4876 Rocking Horse Circle, Fargo, North Dakota 58104-6049.

Name of Beneficial Owner	Number	Percent of Class
5% Beneficial Owners:
Systematic Financial Management LP(1) c/o Glenpointe East 7th Floor 300 Frank W Burr Boulevard Teaneck, New Jersey 07666.	762,200	5.6%
Named Executive Officers and Directors:
David Meyer	3,502,680	26.1%
Peter Christianson(2)	1,001,285	7.4%
Ted Christianson(3)	32,323	*
Gordon Paul Anderson(4)	92,318	*
John Bode(5)	10,334	*
Tony Christianson(6)	1,166,797	8.7%
James Irwin(7)	18,009	*
James Williams(8)	51,668	*
All executive officers and directors as a group (8 persons)(9)	5,847,684	42.9%

*
Less than one percent.

(1)
The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2008 by Systematic Financial Management LP. The address of Systematic Financial Management is c/o Glenpointe East 7th Floor, 300 Frank W Burr Boulevard, Teaneck, New Jersey 07666. Systematic Financial Management possesses sole voting power over 330,100 of such shares and sole dispositive power over 762,200 of such shares.

(2)
Includes 1,001,285 shares beneficially owned by C.I. Farm Power, Inc. Mr. Christianson may be deemed to be the beneficial owner of such shares by virtue of his status as a controlling owner of C.I. Farm Power.

(3)
Includes 11,668 shares that may be purchased upon exercise of stock options by Mr. Christianson that were exercisable as of April 10, 2007, or within 60 days of that date. Includes 20,655 shares that may be purchased upon exercise of a cross-purchase option granted to Mr. Christianson by Adam Smith Growth Partners.

(4)
Includes 8,984 shares that may be purchased upon exercise of stock options and warrants by Mr. Anderson that were exercisable as of April 10, 2007, or within 60 days of that date. Of these, 650 are beneficially owned by Titan Income Holdings, LLLP, of which Mr. Anderson is a limited partner. Mr. Anderson expressly disclaims beneficial ownership of any shares held by Titan Income Holdings except to the extent of his pecuniary interest in that entity.

(5)
Includes 7,334 shares that may be purchased upon exercise of stock options by Mr. Bode that were exercisable as of April 10, 2007, or within 60 days of that date.

(6)
Includes 663,094 shares beneficially owned by Adam Smith Growth Partners, 188,235 shares and warrants to purchase 115,650 shares of common stock beneficially owned by Titan Income Holdings, 182,142 shares beneficially owned by Adam Smith Activist Fund, LLC, warrants to purchase 15,009 shares of common stock beneficially owned by Cherry Tree Companies, LLC, and options to purchase 2,667 shares of common stock beneficially owned by Mr. Christianson. All of these warrants and options were exercisable as of April 10, 2007, or within 60 days of this date. Mr. Christianson may be deemed to share beneficial ownership of shares beneficially owned by Adam Smith Growth Partners, Titan Income Holdings, and Cherry Tree by virtue of his status as a controlling owner of such entities. Mr. Christianson expressly disclaims beneficial ownership of any shares held by Adam Smith Growth Partners, Titan Income Holdings, Adam Smith Activist Fund and Cherry Tree except to the extent of his pecuniary interest in such entities. Includes shares other individuals have the right to acquire from Adam Smith Growth Partners pursuant to options, including 20,655 acquirable by Ted Christianson.

(7)
Includes 13,009 shares that may be purchased upon exercise of stock options and warrants by Mr. Irwin that were exercisable as of April 10, 2007, or within 60 days of that date. Of these, 6,425 are beneficially owned by Titan Income Holdings, of which the Irwin Revocable Trust is a limited partner. Mr. Irwin expressly disclaims beneficial ownership of any shares held by Titan Income Holdings except to the extent of his pecuniary interest in that entity.

(8)
Includes 8,334 shares that may be purchased upon exercise of stock options and warrants by Mr. Williams that were exercisable as of April 10, 2007, or within 60 days of that date.

(9)
Includes 175,580 shares that may be purchased upon exercise of options or warrants that were exercisable as of April 10, 2008, or within 60 days of that date.

ELECTION OF DIRECTORS
(Proposal #1)

General Information

        The Bylaws of the Company provide that the Board of Directors shall consist of three or more directors. The Board of Directors consists of three classes of directors: Class I directors who hold office until the 2008 Annual Meeting, Class II directors who hold office until the 2009 Annual Meeting and Class III directors who hold office until the 2010 Annual Meeting or, in all cases, until their successors are elected and qualified. The Nomination/Governance Committee recommended to the Board the following persons to be elected as Class I directors of the Company to hold office until the 2011 Annual Meeting, or until their successors are elected and qualified: Tony Christianson and James Irwin. The nominees have consented to being named as nominees. Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

        In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of stockholders and until his or her successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee.

        The following table sets forth the names and positions of our directors:

Name	Age	Position
David Meyer	55	Chairman, Chief Executive Officer and Class III Director
Peter Christianson	51	President, Chief Financial Officer and Class II Director
Gordon Paul Anderson	62	Class II Director
John Bode	60	Class III Director
Tony Christianson	55	Class I Director
James Irwin	65	Class I Director
James Williams	68	Class II Director

        The following is information concerning the principal occupations for at least the past five years of the nominees and those directors whose terms will continue beyond the Annual Meeting:

        David Meyer is our Chairman and Chief Executive Officer. Mr. Meyer was a founder of our company in 1980 and has been a director of our company since its creation. From 1976 to 1980, Mr. Meyer was a partner in a Case and New Holland dealership with locations in Lisbon and Wahpeton, North Dakota.

        Peter Christianson has been our President and a director since January 2003 and our Chief Financial Officer since August 2007. Prior to joining us and since 1988, he was a partner and owner of C.I. Farm Power, Inc., the operator of two of the dealership locations acquired by Titan Machinery LLC in 2002. Peter Christianson, Tony Christianson and Ted Christianson are brothers.

        Gordon Paul Anderson has been a director since 2003. Dr. Anderson is a cardiologist who retired in December 2002, the founding member of Consultants in Cardiovascular Diseases, Inc., and the former Chief of Cardiology and President of the medical staff, Saint Vincent Health Center, Erie,

Pennsylvania. Dr. Anderson has been an active investor and board member of several private business and technology ventures and has active farming operations in North Dakota.

        John Bode has been a director since 2005. Mr. Bode is a retired partner of KPMG, LLP with over 34 years of experience in public accounting. Mr. Bode was elected to the partnership in 1981 and retired in 2005. Mr. Bode was the lead audit partner for numerous clients in the consumer products, food, agribusiness and manufacturing industries. Mr. Bode also currently serves on the board of The Valspar Corporation.

        Tony Christianson has been a director since January 2003. Mr. Christianson is a founder of Titan Machinery LLC. Since 1981, Mr. Christianson has been the Chairman of Cherry Tree Companies, an affiliated group of investment banking, venture capital and asset management firms in Minneapolis. Mr. Christianson has been a director of numerous public and private companies over his career and is currently a director of Dolan Media Company, Fair Isaac Corporation, Peoples Educational Holdings, Inc. and Ameripride Services.

        James Irwin has been a director since 2005. Mr. Irwin is a former vice president of Case IH's North American Agricultural Business, with over 40 years of experience in various executive positions in CNH prior to his retirement in January 2005. Mr. Irwin helped manage the mergers and buyouts of International Harvester and New Holland. Mr. Irwin was named the 2005 Agribusiness Leader of the Year by the National Agri-Marketing Association.

        James Williams has been a director since 2003. Mr. Williams is currently Chairman of First State Bank of North Dakota and Goose River Bank. Mr. Williams has been an owner of Arthur Mercantile, a farm equipment dealership, since 1972. Mr. Williams is managing partner of Williams Farms in Arthur, North Dakota. Mr. Williams previously worked at Bank of New York.

VOTE REQUIRED

        The Board recommends that you vote "FOR" each of the nominees to the Board of Directors set forth in this Proposal #1. Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

CORPORATE GOVERNANCE

Independence

        Our Board of Directors has determined that four of our seven directors are independent directors, as defined under the applicable regulations of the Securities and Exchange Commission and under the applicable rules of the Nasdaq Global Market. The four independent directors are Gordon Paul Anderson, John Bode, James Irwin and James Williams.

Code of Ethics

        The Board has approved Code of Ethics policies that apply to all employees, directors and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics policies address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics policies are available on the Company's website at www.titanmachinery.com. Titan Machinery Inc. intends to include on its website any amendment to, or waiver from, a provision of its Code of Ethics policy that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933.

Stockholder Communications with the Board of Directors

        Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors, and the Company's Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Titan Machinery Inc. Board of Directors
Attention: Ted Christianson
4876 Rocking Horse Circle
Fargo, North Dakota 58104-6049

Director Attendance at Annual Meetings

        Directors' attendance at Annual Meetings can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Stockholders. The Company has not historically held regular annual meetings of stockholders. At a Special Meeting of Stockholders held November 15, 2007, three of our directors attended.

Board and Committee Meetings; Committee Reports

        During fiscal 2008, the Board held ten formal meetings. The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of a majority of all directors, in accordance with the Company's Certificate of Incorporation and Bylaws and Delaware law.

        The Company's Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating/Governance Committee. Members of such committees met formally and informally from time to time throughout fiscal 2008 on committee matters.

        Each director attended 75% or more of the aggregate number of meetings of the Board and of committees of which he was a member.

Current Committee Membership

        The following table sets forth the membership of each of the Company's committees.

Audit Committee	Nominating/Governance Committee	Compensation Committee
John Bode (Chair) James Williams Gordon Paul Anderson	James Williams (Chair) James Irwin	Gordon Paul Anderson (Chair) James Irwin

Audit Committee

        Among other matters, our Audit Committee:

  •
  assists the Board of Directors in fulfilling its oversight responsibility to our stockholders and other constituents with respect to the integrity of financial statements;

  •
  appoints and has oversight over our independent auditors, determines the compensation of our independent auditors and reviews the independence and the experience and qualifications of our independent auditors' lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;

  •
  meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;

  •
  reviews the performance of our independent auditors;

  •
  discusses with management and our independent auditors the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of our auditors and our reporting policies and practices, and reporting recommendations to the Board of Directors for approval;

  •
  establishes procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  prepares the committee reports required by the rules of the SEC to be included in our annual proxy statement.

        Our independent auditors and other key committee advisors will have regular contact with our Audit Committee. Following each committee meeting, the Audit Committee will report to the full Board of Directors.

        The Audit Committee consists of John Bode, James Williams and Gordon Paul Anderson. Each of Messrs. Bode, Williams and Anderson meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Global Market. The Audit Committee met six times in fiscal 2008.

  Audit Committee Financial Expert

        Our Board of Directors has determined that Mr. Bode is an Audit Committee financial expert, as defined under the applicable rules of the Securities and Exchange Commission. Each member of our Audit Committee satisfies the Nasdaq Global Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. Each member of our Audit Committee possesses the financial qualifications required of Audit Committee members set forth in the rules and regulations of the Nasdaq Global Market and under the Securities Exchange Act.

  AUDIT COMMITTEE REPORT

        In accordance with its written charter adopted by the Board of Directors, as amended (set forth in Exhibit A to this proxy statement), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management and the independent auditors;

  (2)
  discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, as amended, with and without management present; and

  (3)
  reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2008, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
John Bode (Chair)
James Williams
Gordon Paul Anderson

Nominating/Governance Committee

        The Nominating/Governance Committee consists of James Williams and James Irwin. Our Nominating/Corporate Governance Committee makes recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors and its committees. In addition, our Nominating/Corporate Governance Committee oversees our codes of conduct and makes recommendations to our Board of Directors concerning governance matters.

        The Nominating/Governance Committee will review director nominees proposed by stockholders. Stockholders may recommend a nominee to be considered by the Nominating/Governance Committee by submitting a written proposal to the Chairman of the Board of Directors, at Titan Machinery Inc., 4876 Rocking Horse Circle, Fargo, North Dakota 58104-6049. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

        The Nominating/Governance Committee is responsible for tasks relating to the adoption of corporate governance policies and procedures, the nomination of directors, and the oversight of the organization of Board committees.

        When selecting candidates for recommendation to the Board of Directors, the Nominating/Governance Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following shall be considered:

  •
  appropriate size and diversity of the Board;

  •
  needs of the Board with respect to particular talent and experience;

  •
  knowledge, skills and experience of nominee;

  •
  familiarity with domestic and international business affairs;

  •
  legal and regulatory requirements;

  •
  appreciation of the relationship of our business to the changing needs of society; and

  •
  desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

        The Nominating/Governance Committee did not hold any formal meetings in fiscal 2008.

        The Nominating/Governance Committee charter is attached to this proxy statement as Exhibit B.

Members of the Nominating/Governance Committee:
James Williams (Chair)
James Irwin

Compensation Committee

        Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers, employees and directors. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. Our Compensation Committee also administers the issuance of stock options and other awards under our equity award plans.

Compensation Committee Charter and Scope of Authority

        Under the Compensation Committee's written charter, the primary duties and responsibilities of the Compensation Committee include the following:

  •
  develop and periodically review with management the Company's philosophy of compensation, taking into consideration enhancement of stockholder value and the fair and equitable compensation of all employees;

  •
  determine and approve the compensation for corporate officers and other members of the executive management team;

  •
  determine and approve equity grants made pursuant to the Company's equity incentive plans;

  •
  develop, recommend to the Board, review and administer senior management compensation policy and plans, including incentive plans, benefits and prerequisites;

  •
  develop, recommend, review and administer compensation plans for members of the Board;

  •
  annually consider the relationship between the Company's strategic and operating plans and the various compensation plans for which the Committee is responsible;

  •
  periodically review with management, and advise the Board with respect to, employee deferred compensation plans;

  •
  periodically review with management and advise the Board with respect to employee benefits; and

  •
  review and discuss with management the Compensation Discussion and Analysis ("CD&A") required by the SEC. Based on such review and discussion, the Committee shall determine whether to recommend to the full Board that the CD&A be included in the annual report or proxy. The Committee shall provide, over the names of the members of the Committee, the required Compensation Committee report for the annual report or proxy.

        The Compensation Committee charter is attached to this proxy statement as Exhibit C, and may be amended by approval of the Board. The charter was last amended on November 16, 2007.

        In making its compensation decisions and recommendations, the Compensation Committee takes into account the recommendations of the Chief Executive Officer. Other than giving his recommendations, the Chief Executive Officer does not participate in the Compensation Committee's decisions regarding executive compensation. With respect to its decisions regarding compensation of the named executive officers, the Compensation Committee evaluates those executives' respective performances in light of established goals and objectives and applies the same principles it follows in determining the compensation of the other executive officers. All of the Compensation Committee's actions, decisions and recommendations are reported to our Board.

  Compensation Committee Meetings

        The Compensation Committee met five times in fiscal 2008. The schedule of meetings, as well as the agenda for each Compensation Committee meeting, is made by the Chair of the Compensation Committee in consultation with management.

Non-Employee Director Compensation

        In fiscal 2008, all of our non-employee directors received annual cash compensation of $12,000 for attending Board meetings and a grant of 2,667 options to purchase our common stock at an exercise price of $4.50. In December 2007, our Board of Directors adopted a new director compensation policy that provides the following for non-employee directors:

  •
  an annual retainer of $20,000, payable quarterly (the chair of the Audit Committee shall receive an additional $5,000 retainer);

  •
  an annual grant of shares of restricted common stock equal to $20,000, based upon the fair market value of the Company's common stock on the last day of the prior fiscal year, granted on the first day of the fiscal year;

  •
  a $1,000 cash fee per Board or committee meeting attended ($500 for teleconferences); and

  •
  reimbursement of reasonable expenses incurred in connection with their services as directors.

        The following table provides compensation information for our non-employee directors during fiscal 2008:

Name	Fees Earned or Paid in Cash ($)	Options Awards(1)(2) ($)	Total ($)
Gordon Paul Anderson	12,000	5,496	17,496
John Bode	12,000	5,496	17,496
Tony Christianson	12,000	5,496	17,496
James Irwin	12,000	5,496	17,496
James Williams	12,000	5,496	17,496

(1)
These amounts represent the amount recognized for financial statement reporting purposes for fiscal 2008 in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to fiscal 2008. The assumptions used to determine the valuation of the awards are further discussed in Note 14 to our financial statements. Each of the option awards reflected in this column was fully vested when granted, and the grant date fair value of each of these awards, computed in accordance with FAS 123(R), is the same as the amount recognized for financial statement reporting purposes as reflected in this column. The full grant date fair value of all of the awards to these directors, computed in accordance with FAS 123(R), is $27,480.

(2)
Each award represents 2,667 options to purchase our common stock at an exercise price of $4.50 and expires on February 1, 2017. As of January 31, 2008, each non-employee director had the following number of options outstanding: Gordon Paul Anderson, 8,334; John Bode, 7,334; Tony Christianson, 2,667; James Irwin, 6,584; and James Williams, 8,334.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to David J. Meyer, our Chief Executive Officer, Peter Christianson, our President and Chief Financial Officer, and Ted Christianson, our Vice President, Finance and Treasurer, in fiscal 2008. In this proxy statement, we refer to Messrs. Meyer, Peter Christianson and Ted Christianson as our "named executive officers."

Compensation Objectives and Philosophy

        We have designed our compensation programs to reward performance and to attract, retain and motivate employees at all levels. Our goal is to establish pay levels for our named executive officers that are competitive with comparable positions in our industry and in the regions in which we operate. We believe the following:

        There should be an appropriate relationship between executive compensation and our short-and long-term success, including creation of stockholder value.

        Our overall compensation philosophy is that rewards to executives should reflect and reinforce our company-wide focus on financial management and bottom-line performance. We use annual cash incentives to motivate executives to achieve both short- and long-term interests. Incentives are available to executives under our management incentive program for annual achievement of company-wide quantitative financial goals. This approach increases the likelihood that we will experience sustained profitability and generate greater stockholder value over time.

        Our compensation program should be designed and implemented in a manner that will attract, retain and motivate executives of outstanding ability.

        We intend for the amount of compensation paid to each executive officer to reflect the officer's experience and individual performance and the performance of our company, all measured in the context of our industry and location. Our objectives are to attract, retain and motivate executives of outstanding ability. In order to motivate each executive to achieve his potential, certain components of our total compensation package are dependent on corporate and individual performance and are therefore at risk. Generally, as an executive officer's responsibility and ability to impact our financial performance increases, the individual's performance-based compensation increases as a portion of his total compensation. Ultimately, executives with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if the goals are met or surpassed.

        Total compensation opportunities should be competitive within the industry and other comparable companies but also consistent with our conservative and prudent approach to executive compensation.

        Our overall compensation levels are targeted to attract the type of talent needed to achieve and maintain a leadership position in our industry, while still focusing on bottom-line conservatism and avoiding the appearance of extravagance or compensation based on entitlements. Our Compensation Committee recently evaluated surveys of compensation levels to ensure that our executive officer compensation was comparable to companies of similar size in the Minneapolis and Fargo markets.

Compensation Committee

        Our Compensation Committee oversees the design and administration of our executive compensation program according to the processes and procedures discussed in this proxy statement. To implement our compensation objectives and philosophy, our Board and Compensation Committee:

  •
  consider individual performance, competence and leadership when setting base compensation, but focus our incentive cash compensation program on company-specific financial and business improvement goals to promote a cohesive, performance-focused culture among our executive team;

  •
  compare our compensation programs with the executive compensation policies, practices and levels at comparable companies in the Fargo and Minneapolis markets and companies in our industry selected for comparison by our Compensation Committee, based upon size, complexity and growth profile; and

  •
  structure compensation among the executive officers so that our Chief Executive Officer and President, with their greater responsibilities for achieving performance and strategic objectives, bear a greater proportion of the risk and rewards associated with achieving those goals by receiving a relatively large percentage of their total compensation in the form of cash-based incentives.

Setting Executive Compensation

        The Compensation Committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:

  •
  each executive's position within our company and the level of responsibility;

  •
  the skills and experiences required by an executive's position;

  •
  the executive's experience and qualifications;

  •
  the competitive environment for comparable executive talent having similar experience, skills and responsibilities;

  •
  company performance compared to specific objectives;

  •
  individual performance measures;

  •
  the executive's current and historical compensation levels;

  •
  the executive's length of service to our company;

  •
  compensation equity and consistency across all executive positions; and

  •
  the stock ownership of each executive.

        As a means of assessing the competitive market for executive talent, we review competitive compensation data gathered in comparative third-party surveys that we believe to be relevant, considering our size and industry. For fiscal 2008, we used an executive compensation assessment prepared for us by the Economic Research Institute. The assessment provided comparative compensation information for executive officer salaries at companies with comparable size, sales and growth levels to us in the Minneapolis and Fargo markets. The Economic Research Institute does not identify the companies utilized in the assessment. Our Compensation Committee reviewed the assessment to assist it in setting fiscal 2008 base salary and short-term cash incentive compensation for our executive officers. Our executive officer compensation falls within the bottom quartile range of compensation levels at comparable companies. Our relatively low executive compensation is balanced, in part, by the significant share holdings of Mr. Meyer and Mr. Peter Christianson, each of whom has the potential to be rewarded by our growth and bears the risk of our failure to grow. For this reason we have also not historically provided these executives with significant long-term incentive compensation.

        The survey data is only one factor in the committee's overall compensation decision-making process and is not used as a stand-alone benchmarking tool.

        Our compensation structure is designed so that our Chief Executive Officer evaluates the performance of each executive and works with the Compensation Committee to recommend the compensation for our executive officers. Mr. Meyer was a member of our Compensation Committee during fiscal 2007, but ceased to be a member in August 2007. Our Compensation Committee has the absolute authority to adjust Mr. Meyer's recommendations after evaluating all information that the Compensation Committee believes is relevant in implementing the principles for our compensation programs. Mr. Meyer does not give recommendations regarding his own salary or performance.

        In setting executive officer compensation, we have not historically considered the tax implications under Sections 162(m) and 409A of the Internal Revenue Code or compensation expense charges under FASB Statement 123(R), but may implement consideration of such tax implications when making future compensation decisions.

        Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. However, this limitation does not apply, among other things, to compensation that is performance-based. We do not anticipate that the non-performance-based compensation to be paid to our executive officers for fiscal 2009 will exceed that limit.

        On October 22, 2004, the American Jobs Creation Act of 2004 became law, implementing Section 409A of the Internal Revenue Code and changing the tax rules applicable to nonqualified deferred compensation arrangements, including certain severance arrangements. We have taken steps to bring our non-qualified deferred compensation plans into good faith compliance with the statutory provisions as currently in effect.

Executive Compensation Components for 2008

        The principal elements of our executive compensation program for 2008 were:

  •
  base salary;

  •
  annual cash incentive compensation;

  •
  stock option awards; and

  •
  limited perquisites and other benefits made generally available to our employees.

        In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the Compensation Committee seeks to place a meaningful percentage of an executive's compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation. In addition, the committee generally places a greater proportion of total compensation at risk for our Chief Executive Officer and President, based on their greater responsibility for, and ability to influence, overall company performance.

  Base Salary

        Base salary provides executives with a fixed, regular, non-contingent earnings stream. As a component of total compensation, we generally set base salaries at levels believed to attract and retain an experienced management team in our market that will grow our company and create stockholder value. We also attempt to reward individual performance and contributions to our overall business objectives without detracting from the executive officers' incentive to realize additional compensation through our performance-based compensation program. When setting base salary, we consider pre-tax profit levels, increases in market share, inventory turns, process and system development goals, organic growth rate and growth through consolidation and acquisition, parts and service revenue as a percentage of revenue excluding variable selling expenses, and over-aged interest bearing inventory as a percentage of previous year's revenue. The Compensation Committee reviews each executive officer's salary at the end of each fiscal year.

        We review performance for both our company (based upon achievement of strategic initiatives) and each executive officer. As a result of the committee's evaluation of these factors, the Committee may adjust base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

        Effective June 6, 2007, we increased the base salaries of Mr. Meyer and Mr. Peter Christianson to $250,000 and, effective April 1, 2007, we increased the base salary of Mr. Ted Christianson to $155,000. The base salary increases for named executive officers were attributable primarily to a realigning market adjustment based on our survey of comparably sized companies in the Minneapolis and Fargo markets, our entry into employment agreements with Mr. Meyer and Mr. Peter Christianson and the fact that we are now a publicly-traded company.

  Short-Term Incentive Compensation

        Short-term incentive compensation in the form of annual cash bonuses is a significant component of our compensation program. When setting bonus payouts for our named executive officers in fiscal 2008, the Compensation Committee established pre-determined quantitative goals based upon our pre-tax net income, total sales and return on assets. In determining the achievement of our pre-tax, net income goals, the Compensation Committee adjusted pre-tax, net income to exclude $3,823,574 of one-time debt retirement costs related to our initial public offering and $1,255,000 of short-tem incentive compensation expense. We define return on assets as our pre-tax net income (adjusted for the one-time debt retirement costs related to our initial public offering and the short-term incentive compensation expense described above) divided by our monthly average total assets (adjusted for fiscal 2008 to exclude non-interest bearing whole goods inventory and cash received from our initial public offering). The Compensation Committee set these goals at the beginning of the fiscal year and adjusted them during the fiscal year as we made acquisitions and new stores were incorporated into our company. Under our 2008 Executive Bonus Plan, based upon their respective positions and levels of responsibility, Mr. Meyer and Mr. Peter Christianson were each eligible for a cash bonus of up to 200% of their annual base salary, and Mr. Ted Christianson was eligible for a cash bonus of up to 70% of his annual base salary. The plan provides that 40% of the eligible bonus was based upon achievement of the Company's pre-tax net income goal, 20% was based on achievement of the Company's total sales goal and 20% was based on the Company's return on assets goal. The remaining 20% of the eligible bonus was based on achievement of personal position-specific goals set by each officer in consultation with the Compensation Committee. Bonuses were paid 100% in cash. The following table sets forth the pre-tax net income goals, the total sales goals and the return on assets goals established by the compensation committee and the percentage of the maximum bonus payable at each level:

  Pre-tax Net Income

Pre-tax Net Income Goal	% of Maximum Bonus Payable
$ 6,840,061	25
$ 9,120,081	50
$11,400,101	100

        Based upon our actual pre-tax adjusted net income of $14,401,272, we paid each of our named executive officers 100% of the maximum cash bonus for which he was eligible based on achievement of that goal.

  Total Sales

Total Sales Goal	% of Maximum Bonus Payable
$323,472,416	25
$359,413,796	50
$449,267,245	100

        Based upon our actual total sales of $432,971,211, we paid each of our named executive officers 90.95% of the maximum cash bonus for which we was eligible based on achievement of that goal.

  Return on Assets

Return on Assets Goal	% of Maximum Bonus Payable
10.25%	25
10.75%	50
11.25%	100

        Based upon our actual return on assets of 16.06%, we paid each of our named executive officers 100% of the maximum cash bonus for which he was eligible based on achievement of that goal.

  Stock Option Awards

        With the exception of one grant made in each of fiscal 2007 and fiscal 2008 to Mr. Ted Christianson and grants made to Messrs. Meyer and Peter Christianson in fiscal 2008 in connection with our initial public offering, we have not historically granted stock options as a meaningful component of our executive compensation program. All grants have been made pursuant to our 2005 Equity Incentive Plan, which is administered by our Compensation Committee. Options grants made under our plan have an exercise price equal to the fair market value of our common stock on the date of the grant and typically vest over a six-year period. All stock options granted to our executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code of 1986. Consistent with our compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of executive interests with those of stockholders, we may make future grants of long-term compensation in the form of stock options or restricted stock grants to our executive officers.

        We may implement stock option or restricted stock grants as a meaningful component of our compensation program because we believe they offer the incentives necessary to retain our executive officers, motivate them to enhance overall enterprise value and provide an incentive for them to remain employed by us during the vesting periods. If we determine to grant stock options or restricted stock as a meaningful component of our compensation program, we will grant such stock options or restricted stock on a performance basis. From time to time we may make one-time grants to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make grants in connection with the hiring of new executives. The Compensation Committee will have the authority to administer any equity incentive plan under which we make equity or equity-based awards. We have not adopted any formal policy with respect to stock option grants but may do so in the future if stock options become a more meaningful component of our compensation program.

        Although we do not have any stock retention or ownership guidelines, our Board of Directors and Compensation Committee intend to encourage our executives to continue to have a financial stake in our company in order to align the interests of our stockholders and management. We will continue to evaluate whether to implement a stock ownership policy for our officers and directors.

  Perquisites and Other Benefits

        Consistent with our conservative compensation philosophy, we offer only limited perquisites to our executive officers. We provide each of Mr. Meyer and Mr. Peter Christianson with an automobile primarily used for business purposes. All of our executive officers are eligible for the same insurance, vacation and other benefits at the same levels provided to all of our employees.

  Employment Agreements

        On November 16, 2007, we entered into employment agreements with David Meyer to serve as our Chief Executive Officer and Peter Christianson to serve as our President and Chief Financial Officer. Each agreement has an initial term that commenced upon the consummation of our initial public offering, and expires on January 31, 2014, subject to earlier termination, as described below. Pursuant to the agreements, Messrs. Meyer and Christianson are each paid a base salary of $250,000 per year, subject to annual review and adjustment by our Compensation Committee. Messrs. Meyer and Christianson are also eligible for an incentive bonus of up to 200% of their base salary pursuant to terms, conditions and annual objectives established by our Compensation Committee. Each agreement further provides that Messrs. Meyer and Christianson are eligible to participate in any employee benefit plans and programs generally available to our other executive officers. We also granted options to acquire 100,000 shares of common stock to each of Messrs. Meyer and Christianson effective upon the completion of our initial public offering.

        The agreements with Messrs. Meyer and Christianson each contain a restrictive covenant prohibiting them from owning, operating or being employed by competing agricultural or construction equipment stores during their employment with us and for 24 months following termination of their employment with us. Each agreement is terminable by either us or Messrs. Meyer and Christianson at any time for any reason. If Messrs. Meyer or Christianson is terminated by us without cause prior to the expiration of the term or if they resign for good reason, we are obligated to pay severance in an amount equal to two times the sum of the annual base salary then in effect, which would be $500,000 in the first year of the term, plus the annual incentive bonus last paid prior to the termination. These severance payments would be made in equal monthly installments, which would be $25,000 if such termination occurred in fiscal 2009. If this termination occurs we would also be required to allow Mr. Meyer or Mr. Christianson to continue to participate in our group medical and dental plans at our expense for a period of 24 months. In order to receive the severance and continued benefits, each officer would be required to sign a release of claims against us, fulfill his non-competition obligations, cooperate with transitioning his duties and execute a non-disparagement agreement with us. We arrived at these terms based on the advice and experience of our advisors and directors, including their knowledge of practices and agreements at public companies. However, with respect to the amounts of compensation payable under these agreements, we considered the Economic Research Institute report, which does not identify the companies utilized in the assessment.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2008, our Compensation Committee consisted of Gordon Paul Anderson, James Irwin and David Meyer. As of August 2007, David Meyer, our Chief Executive Officer, no longer serves on our Compensation Committee because he is not considered an independent director under Nasdaq Global Market listing standards. None of our current Compensation Committee members has any related party transaction relationship with our company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during fiscal year 2008.

        Our non-employee directors receive cash and restricted stock grants as compensation for their services as directors pursuant to our Non-Employee Director Compensation Plan. Effective upon completion of our initial public offering in December 2007, our employee directors do not receive additional compensation for their services as directors. All of our directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Stock Ownership/Retention Guidelines and Other Policies

        We do not have any stock ownership guidelines or a stock retention policy. Our insider trading policy prohibits the trading of Titan Machinery securities on a short-term basis and requires that any Titan Machinery stock purchased in the open market be held for a minimum of six months. This policy also states that employees should not "margin" or "sell short" Titan Machinery stock, or buy or sell put or call options on Titan Machinery stock.

Conclusion

        We have concluded that the base salary, annual bonus and long-term incentives for each of the named executive officers, as well as the total compensation received by those executives, in fiscal 2008 are reasonable and appropriate in light of our goals and competitive requirements. The amounts are in the best interests of Titan Machinery and its stockholders because they enable us to attract, retain, motivate and fairly reward talent and further the philosophies of ensuring the accomplishment of our financial objectives and aligning the interests of management with those of long-term stockholders.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management and management has represented to the Compensation Committee that the Compensation Discussion and Analysis is accurate. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended January 31, 2008.

                      Members of the Compensation Committee
                      Gordon Paul Anderson (Chair)
                      James Irwin

  Summary Compensation Table

        The following table provides information regarding the compensation earned during fiscal 2008 and fiscal 2007 by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
David Meyer Chief Executive Officer	2008 2007	231,250 200,000	490,932 25,000	11,001 —	19,982 10,299	(3)(4) (5)(6)	753,165 235,299
Peter Christianson President and Chief Financial Officer	2008 2007	231,250 200,000	490,932 25,000	11,001 —	19,490 9,609	(3)(4) (5)(6)	752,673 234,609
Ted Christianson Vice President, Finance and Treasurer	2008 2007	150,417 145,000	95,682 7,250	23,862 38,444	— —		269,961 190,694

(1)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)
Amounts represent the amount recognized for financial statement reporting purposes for fiscal 2008 and fiscal 2007 in accordance with FAS123(R), and thus may include amounts from awards granted in and prior to fiscal 2007 and fiscal 2008, respectively. The assumptions used to determine the valuation of the awards are further discussed in Note 14 to our financial statements. See the Grants of Plan-Based Awards table for further information regarding the awards granted in fiscal 2008 and the Outstanding Equity Awards at January 31, 2008 table for information regarding all outstanding awards.

(3)
David Meyer and Peter Christianson each received a cash payment of $12,000 from us during fiscal 2008 for attending Board of Directors meetings. Our Board of Directors has adopted a new director compensation policy that eliminates any payments to our management directors.

(4)
Includes a company match of $6,445 to Mr. Meyer's 401(k) plan and $5,152 to Mr. Peter Christianson's 401(k) plan. Includes $1,537 of compensation attributable to personal use of a company-provided automobile for Mr. Meyer and $2,438 of compensation attributable to personal use of a company-provided automobile for Mr. Peter Christianson.

(5)
David Meyer and Peter Christianson each received a cash payment of $4,000 from us during fiscal 2007 for attending Board of Directors meetings.

(6)
Includes a company match of $6,299 to Mr. Meyer's 401(k) plan and $5,609 to Mr. Peter Christianson's 401(k) plan.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards to our named executive officers in fiscal 2008:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
David Meyer Chief Executive Officer	12/06/07 12/06/07	47,000 53,000	(1) (2)	9.35 8.50	86,005 178,017
Peter Christianson President and Chief Financial Officer	12/06/07 12/06/07	47,000 53,000	(1) (2)	9.35 8.50	86,005 178,017
Ted Christianson Vice President, Finance and Treasurer	07/20/07	40,000	(3)	7.50	137,393

(1)
These options were granted pursuant to our 2005 Equity Incentive Plan. The options vest ratably on December 6 of each year from 2008 through 2011 and expire on December 6, 2012.

(2)
These options were granted pursuant to our 2005 Equity Incentive Plan. The options vest ratably on December 6 of each year from 2008 through 2011 and expire on December 6, 2017.

(3)
These options were granted pursuant to our 2005 Equity Incentive Plan. The options vest ratably on July 20 of each year from 2008 through 2013 and expire on July 20, 2017.

(4)
This amount represents the grant date fair value of the option award determined in accordance with FAS 123(R).

Outstanding Equity Awards at January 31, 2008

        The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of January 31, 2008:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David Meyer Chief Executive Officer	— —	47,000 53,000	(1) (1)	9.35 8.50	12/06/12 12/06/17
Peter Christianson President and Chief Financial Officer	— —	47,000 53,000	(1) (1)	9.35 8.50	12/06/12 12/06/17
Ted Christianson Vice President, Finance and Treasurer	5,833 —	29,167 40,000	(2) (3)	4.50 7.50	10/18/16 07/20/17

(1)
The option vests ratably on December 6 of each year from 2008 through 2011.

(2)
The option vests ratably on October 18 of each year from 2007 through 2012.

(3)
The option vests ratably on July 20 of each year from 2008 through 2013.

Option Exercises and Stock Vested

        There were no option exercises by our named executive officers during fiscal 2008. Pursuant to a grant of 100 shares of restricted stock to all of our employees, each of our named executive officers received a grant of 100 shares of restricted stock, on the same terms and subject to the same conditions as we granted to all other employees. None of such shares vested during fiscal 2008.

Equity Compensation Plan Information

        The following table provides information regarding our equity compensation plans as of January 31, 2008:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans not approved by security holders	—	—	—
Equity compensation plans approved by security holders	493,252	$7.61	506,748

Total	493,252	$7.61	506,748

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Described below are transactions and series of similar transactions that have occurred this fiscal year or during each of our last three fiscal years to which we were a party or are a party in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  a director, executive officer, beneficial owner of more than five percent of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Shareholder Rights Agreement

        On April 7, 2003, as amended January 31, 2006, we entered into a shareholder rights agreement with David Meyer, our Chairman and Chief Executive Officer, Adam Smith Companies, LLP (a company owned by Tony Christianson, one of our directors, and his family trust), C.I. Farm Power, Inc. (an entity affiliated by common ownership with Peter Christianson, our President and Chief Financial Officer, and of which Mr. Christianson was one of the founders), CNH Capital America, LLC and holders of our previously outstanding Series A and Series B Preferred Stock that provides, among other things, piggyback registration rights for the stockholders who are parties to the agreement in the event of certain registrations of our securities, but not including, among other things, registrations in connection with an initial public offering or registrations on Form S-8. These registration rights continue for a period of three years following our recently completed initial public offering, subject to the availability of Rule 144 for any shares held by the parties to the agreement.

Loan Facility Agreement

        We entered into a ten-year Loan Facility Agreement with Mr. Meyer and C.I. Farm Power under which Mr. Meyer, in his discretion, may have borrowed up to $2.0 million and C.I. Farm Power, in its discretion, may have borrowed up to $500,000 from us, under certain conditions. Any loans made under the agreement would have been made pursuant to notes that accrued interest at the same rate as our senior secured lending facility and would have been due on December 31, 2017 (or earlier upon the occurrence of certain events, including a sale of our company or an initial public offering). Such notes would have been non-recourse, but secured by a pledge of all of our securities held by Mr. Meyer and C.I. Farm Power (with an agreed value of $2.50 per share of common stock, and debentures or notes valued at the outstanding amount owed). During fiscal 2006, 2007 and 2008, there were no amounts of principal outstanding to either Mr. Meyer or C.I. Farm Power under this lending agreement. For fiscal 2006, 2007 and 2008 there were no amounts paid by either Mr. Meyer or C.I. Farm Power in principal or interest. The parties terminated this Loan Facility Agreement upon the consummation of our initial public offering on December 11, 2007.

Personal Guaranties

        Mr. Meyer provides personal guaranties of all amounts that we owe under the following credit facilities: our credit facility with Bremer Bank, N.A., pursuant to which Bremer Bank provides us with a $2.0 million floorplan line of credit, a $12.0 million operating line of credit, and an $10.0 million term loan; and our credit facility with GE Commercial Distribution Finance Corporation, pursuant to which GE may make loans to us from time to time to purchase inventory from GE approved vendors and for other working capital purposes, up to $5.0 million.

Leases

        We lease real estate for 25 of our 39 stores from entities affiliated with Messrs. Meyer, Tony Christianson and/or Peter Christianson. We lease three dealership sites from Meyer Family Limited

Partnership, for which Mr. Meyer serves as general partner and of which certain members of Mr. Meyer's immediate family are limited partners; 20 dealership sites from Dealer Sites, LLC, an entity affiliated by common ownership with Mr. Meyer and Tony Christianson, who collectively owned 40% of Dealer Sites, LLC as of January 31, 2007, and for which Ted Christianson, our Vice President, Finance and Treasurer, serves as president and Mr. Meyer serves as an officer; one dealership site from Padre Partnership, an entity affiliated by common ownership with Peter Christianson, who is also the general partner; and one dealership site from Landco LLC, an entity affiliated by common ownership with Peter Christianson and Mr. Meyer.

        Since fiscal 2005 through the end of the respective lease terms, the aggregate amount of all periodic payments or installments made or due, including any required or optional payments due at the conclusion of the respective leases, are as follows:

Lessor	Period	Aggregate Payments Made or Due
Meyer Family Limited Partnership	Fiscal 2006 Fiscal 2007 Fiscal 2008	$ $ $	304,100 304,100 264,000
Dealer Sites	Fiscal 2006 Fiscal 2007 Fiscal 2008 Fiscal 2009, through December 31, 2022	$ $ $ $	595,440 940,988 1,823,032 33,928,267
C.I. Farm Power	Fiscal 2006 Fiscal 2007 Fiscal 2008, through August 31, 2007	$ $ $	99,000 99,000 57,750
Padre Partnership	Fiscal 2006 Fiscal 2007 Fiscal 2008 Fiscal 2009, through October 1, 2008	$ $ $ $	96,000 96,000 96,000 64,000
Landco	Fiscal 2007 Fiscal 2008 Fiscal 2009, through August 31, 2008	$ $ $	20,000 172,500 45,500

        We intend for the terms of all of our leases to be commercially reasonable. We do not believe the terms of our leases with entities affiliated with Mr. Meyer, Tony Christianson and Peter Christianson are any less favorable to us than could be obtained in an arm's length transaction with an unrelated party.

Debentures

        In connection with our acquisition of the dealerships of Titan Machinery LLC, effective as of January 1, 2003, the owners of Titan Machinery LLC, including Mr. Meyer, Adam Smith Companies,

Earl Christianson (the father of Tony, Peter and Ted Christianson), and C.I. Farm Power, provided us with financing in the form of subordinated debentures with an aggregate principal amount of $3,492,424, all of which were to mature on November 31, 2012, as follows:

Holder	Principal Amount		Interest Rate		Largest Principal Amount Outstanding Since Fiscal 2005
David Meyer	$ $	500,000 36,965	9 5	% %	$ $	500,000 36,965
Adam Smith Companies	$ $	1,000,000 51,500	9 5	% %	$ $	755,000 51,500	(1)
Earl Christianson	$ $	160,000 4,667	9 5	% %	$ $	160,000 4,667
C.I. Farm Power	$ $	1,690,000 49,292	10 5	% %	$ $	1,690,000 49,292

(1)
Adam Smith Companies subsequently assigned its debentures to Adam Smith Growth Partners, LP. Of the remaining original issuance to Adam Smith Companies, $100,000 of these debentures were transferred to David Christianson, the brother of Tony, Peter and Ted Christianson, and $145,000 of these debentures were transferred to Adam Smith Activist Fund, LLC, an affiliate of Cherry Tree Companies, a company for which Tony Christianson is the Chairman. Each of these amounts has been outstanding since fiscal 2005.

        Since fiscal 2006, we have paid interest on these subordinated debentures as follows:

  Fiscal 2006

Holder	Interest Paid
David Meyer	$112,173
Adam Smith Growth Partners	$158,021
Earl Christianson	$14,633
C.I. Farm Power	$350,026
Adam Smith Activist Fund, LLC	$31,381

  Fiscal 2007

Holder	Interest Paid
David Meyer	$79,304
Adam Smith Growth Partners	$132,915
Earl Christianson	$14,633
C.I. Farm Power	$250,154
David Christianson	$19,362
Adam Smith Activist Fund, LLC	$21,907

  Fiscal 2008

Holder	Interest Paid
David Meyer	$23,424
Adam Smith Growth Partners	$35,262
Earl Christianson	$7,316
C.I. Farm Power	$85,732
David Christianson	$4,500
Adam Smith Activist Fund, LLC	$6,525

        Of these debentures, debentures with an aggregate principal amount of $3,350,000 were exchanged for shares of common stock prior to consummation of our initial public offering on December 11, 2007, as follows: Mr. Meyer—242,680 shares; Adam Smith Growth Partners—366,446 shares; David Christianson—48,536 shares; Adam Smith Activist Fund, LLC—70,377 shares; Earl Christianson—77,657 shares; and C.I. Farm Power—836,285 shares; and debentures with an aggregate principal amount of $142,424 were repaid with a portion of the proceeds of our initial public offering.

        In connection with an offering completed on April 15, 2005, we sold $1.8 million in subordinated convertible debentures, along with a detachable warrant for the purchase of 115,650 shares of common stock, to Titan Income Holdings, LLLP. These debentures would have matured in April 2012. Titan Income Holdings is a limited liability limited partnership in which one of its general partners is Adam Smith Companies. The interests in Titan Income Holdings, LLLP were distributed to 15 investors, including our directors Gordon Paul Anderson, who holds a 2.5% interest, and James Irwin, through the Irwin Revocable Trust, which holds a 4.9% interest. Since fiscal 2006, the largest amount of principal outstanding of subordinated convertible debentures purchased by Titan Income Holdings, LLLP was $1.8 million, and we made interest payments of $188,022 and $36,247 in fiscal 2007 and fiscal 2008, respectively. The debentures had an interest rate of 10.5% per annum. We repaid the amounts outstanding under these debentures prior to the closing of our initial public offering.

        On August 1, 2004 we issued a warrant for the purchase of 6,071 shares of common stock to Cherry Tree for serving as placement agent in connection with our Series B convertible preferred stock offering. In combination with previously issued warrants, Cherry Tree currently holds warrants for the purchase of an aggregate of 17,988 shares of our common stock.

  Consulting Agreement

        On April 1, 2006, as amended on July 17, 2007, we entered into a consulting agreement with Cherry Tree. Under this agreement, Cherry Tree acts as our financial advisor in connection with public offerings of our stock. We paid Cherry Tree a monthly retainer of $5,000 from July 1, 2007 through June 30, 2008 and, upon the closing of any public offering of our stock during that period or the 12-month period that follows, we must pay Cherry Tree a fee. We paid $125,000 to Cherry Tree under this agreement in connection with our initial public offering. We also must pay all of Cherry Tree's reasonable out-of-pocket expenses associated with the consulting agreement.

Policies and Procedures for Related Party Transactions

        Our Audit Committee charter requires our Audit Committee to review and approve in advance any related party transaction of the type required to be disclosed by Item 404 of Regulation S-K. All of our directors, officers and employees are required to report to our Audit Committee any related party transaction (as defined by applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Global Market) prior to its completion. Our Board of Directors reviewed all of the transactions described above, but we did not have a formal policy in place for the approval of such transactions. We do not believe the terms of any of the transactions and agreements described above are any less favorable to us than could be obtained in an arm's length transaction with an unrelated party.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

        Eide Bailly LLP has acted as the Company's independent registered public accounting firm for the fiscal years ended January 31, 2007 and January 31, 2008. Representatives of Eide Bailly LLP are expected to be present at the Annual Meeting.

Audit Fees

        The following fees were billed by Eide Bailly LLP for fiscal years 2007 and 2008:

	FY 2007	FY 2008
Audit Fees	$52,900	$104,905
Audit-Related Fees	7,300	78,775
Tax Fees	23,555	37,750
All Other Fees	1,785	1,595

TOTAL	$85,540	$223,025

        Audit fees are for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q filings or services that are normally provided by the Independent Accounting Firm in connection with regulatory filings with the Securities and Exchange Commission.

        Audit-related fees are primarily for the assurance and related services performed by Eide Bailly LLP that are reasonably related to the performance of the audit or review of the Company's financial statements. For fiscal 2007 and fiscal 2008, this consisted primarily of the audit of employee benefit plans, services related to the Registration Statement on Form S-1 filed in connection with our initial public offering and accounting research and due diligence, and Sarbanes-Oxley Section 404 advisory services.

        Tax fees are for services provided in connection with tax compliance, tax advice and tax planning. For fiscal 2007 and fiscal 2008, this consists primarily of preparation of the Company's federal and state tax returns, other compliance related matters and tax advisory services related to acquisitions.

        All other fees.    All other fees are primarily for fees associated with our employees attending personnel development training programs sponsored by Eide Bailly.

        Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its Independent Accounting Firm or any other auditing or accounting firm.

        During fiscal year 2008, the Audit Committee approved all audit and non-audit services provided to the Company by the Company's Independent Accounting Firm prior to management engaging the Independent Accounting Firm for that purpose. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Independent Accounting Firm. In making its recommendation to appoint Eide Bailly LLP as the Company's Independent Accounting Firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Eide Bailly LLP is compatible with maintaining that firm's independence and has determined that such services are compatible with maintaining Eide Bailly LLP's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders ("Insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the fiscal year ended January 31, 2008, all Form 3, Form 4 and Form 5 filing requirements were met except two Forms 3 filed one day late on December 6, 2007 for Gordon Paul Anderson and Tony Christianson and one Form 4 filed late for a transaction by each of Tony Christianson, David Meyer and Peter Christianson.

OTHER BUSINESS

        Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

        Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2009 Annual Meeting must be received by the Company no later than January 2, 2009 to be includable in the Company's proxy statement and related proxy for the 2009 Annual Meeting.

        Also, if a stockholder proposal intended to be presented at the 2009 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 17, 2009, then the persons named in the Company's proxy form for the 2009 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the stockholder proposal, if presented at the meeting, without including information about the proposal in the Company's materials.

FORM 10-K

        A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2008 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO PETER CHRISTIANSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.

Dated: April 28, 2008
Fargo, North Dakota

Exhibit A

CHARTER FOR THE
AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
TITAN MACHINERY INC.

I.     PURPOSE

        The Board of Directors (the "Board") of Titan Machinery Inc. (the "Company") has adopted this charter to govern the operation of the Audit Committee (the "Committee"). The Committee shall provide assistance to the Board of Directors in fulfilling the Board's oversight responsibility to the Company's shareholders and other constituents with respect to the quality of the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company and the Board's monitoring of (i) the integrity of the financial statements of the Company; (ii) the independent auditors' qualifications and independence; (iii) the performance of the independent auditors; and (iv) the Company's internal controls and disclosure procedures.

        It is the responsibility of the Committee to develop and maintain free and open communication between the directors, the independent auditors, and the financial management of the Company and to ensure that the independent auditors are accountable to both the Committee and the Board.

II.    ORGANIZATION

        The Committee shall be comprised of three directors, as determined and elected by the Board. The Board may replace a Committee member at any time. Each Committee member shall be an "independent director," as such term is defined in the NASDAQ rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In addition, each member of the Committee must satisfy the requirements for independence set forth in the rules and regulations of the Securities and Exchange Commission (the "SEC"), including those issued pursuant to Rule 10A-3 of the Securities Exchange Act of 1934, as amended. All Committee members must be able to read and understand financial statements, including a balance sheet, income statement and cash flow statement, at the time of their appointment to the Committee. No Committee member shall have participated in the preparation of the Company's financial statements at any time during the prior three years. At least one member of the Committee shall be a "financial expert," as such term is defined under the rules and regulations of the SEC.

III.  COMMITTEE RESOURCES

        In discharging its duties, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee may retain independent consultants, counsel, and other advisors it considers necessary to fulfill its responsibilities. The selection, retention, and termination of such personnel shall be at the sole discretion of the Committee. The Company shall provide appropriate funds in order to pay the fees of (i) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or preparing other audit, review or attest services for the Company, (ii) any consultants, counsel or other advisors hired by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

IV.    COMMITTEE OPERATION

        The Committee shall meet at least on a quarterly basis (four times) per year. The Committee may meet in person or by means of telephone conference call, and may also act by means of unanimous written consent. A majority of the Committee members shall constitute a quorum. Actions at meetings may be approved by a majority of Committee members present, so long as there is a quorum.

V.     LIMITATION OF AUDIT COMMITTEE'S ROLE

        While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits, or to determine that the audited financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities, and the fundamental responsibility for the Company's financial statements and internal accounting controls, rests with management and the independent auditors.

VI.   RESPONSIBILITIES AND AUTHORITY

        The Committee shall have the following responsibilities and authority:

  A.
  Oversight of Independent Auditors

  1.
  Appointment and Oversight.    The Committee shall have the sole authority to appoint, dismiss, determine compensation for, retain, and oversee the independent auditors. The independent auditors shall report directly to the Committee, and the Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee. The Committee shall review and pre-approve all audit services and non-audit services to be performed by the independent auditors.

  2.
  Audit Scope and Procedures.    The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits.

  3.
  Annual Audit.    The Committee shall, in consultation with the independent auditors and management, discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under Statement of Auditing Standards 61.

  4.
  Accounting Policies and Practices.    The Committee shall discuss with the independent auditors critical accounting policies and procedures used by the Company, as well as any material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditors.

  5.
  Evaluation of Auditors.    The Committee shall, no less than annually, evaluate the independent auditors. The Committee shall review the rotation of the independent auditors' partners in accordance with applicable regulations, and review the performance and qualifications of the independent auditors and discharge the independent auditors when circumstances warrant. The Committee shall oversee practices regarding hiring former employees of the independent auditors.

  6.
  Annual Report from Independent Auditors.    The Committee shall receive and review, at least annually, a report from the independent auditors discussing (i) all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard Number 1; (ii) the audit firm's internal quality-control procedures; and (iii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. If necessary, the Committee shall take, or recommend that the Board take, appropriate action with respect to the independence of the auditors or other information disclosed in the auditors' annual report.

    7.
    Non-Audit Services.    Neither the Committee nor the Board shall approve, and the independent auditors shall not provide to the Company, the following non-audit services, or any other non-audit services prohibited by SEC rules and regulations, if such services are to be provided contemporaneously with an audit of the Company: bookkeeping services; financial information systems design and implementation services; appraisal or valuation services; fairness opinions; contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker/dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit.

  B.
  Internal Controls

  1.
  Adequacy of Internal Controls.    The Committee shall, at least annually, discuss with management and the independent auditors the adequacy and effectiveness of the Company's internal accounting and financial controls, and elicit any recommendations for the improvement of the internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

  2.
  Complaints.    The Committee shall establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters. These procedures shall allow employees to submit concerns regarding questionable accounting and auditing matters on a confidential, anonymous basis.

  C.
  Financial Statement and Disclosure Matters

  1.
  Annual Report.    The Committee shall discuss with management and the independent auditors the Company's Annual Report on Form 10-K, and in particular the financial statements to be included therein and the disclosures made in the management's discussion and analysis section. The Committee shall annually report to the Board whether the Committee recommends inclusion of the financial statements in the Company's Annual Report and Form 10-K.

  2.
  Interim Reports.    The Committee shall discuss with management and the independent auditors each Form 10-Q, and in particular the financial statements to be included therein and the disclosures made in the management's discussion and analysis section.

  3.
  Financial Information Disclosure.    The Committee shall review with management and the independent auditors earnings press releases.

  4.
  Proxy Report.    The Committee shall review the Company's annual proxy statement and prepare the Report of the Audit Committee that SEC rules require be included in the proxy statement.

  5.
  New Requirements.    The Committee shall discuss with management and the independent auditors any new accounting and financial requirements, as well as other current developments in accounting principles, auditing standards, independence standards or reporting practices.

  6.
  Significant Reporting Issues.    The Committee shall discuss with management and the independent auditors, both separately and together, significant financial reporting issues arising in connection with the preparation of the Company's financial statements, including (i) any significant changes in the Company's accounting policies or procedures; (ii) any judgments made that significantly affected the financial results; (iii) the nature of any unusual or significant commitments or contingent liabilities, including the assumptions underlying such liabilities; and (iv) any major issues as to the adequacy of the Company's internal controls.

  D.
  Meetings with Independent Auditors, Management and Legal Counsel

  1.
  Independent Auditors.    The Committee shall meet with the independent auditors out of the presence of management or others at least annually. Additionally, the Committee shall meet separately with management out of the presence of the independent auditors at least annually.

  2.
  Legal Counsel.    The Committee shall meet with the Company's outside legal counsel out of the presence of management, the independent auditors or others at least annually.

  E.
  Committee Approval of Certain Transactions

  1.
  Related-Party Transactions.    The Committee shall review and approve or disapprove of any related-party transactions to which the Company is a party and confirm whether appropriate disclosures have been made. The term "related party transaction" shall refer to transactions required to be disclosed by SEC Regulation S-K, Item 404.

  F.
  Evaluation and Reporting Requirements

  2.
  Performance Evaluation.    The Committee shall conduct an evaluation of its performance at least annually. The evaluation shall address subjects including the Committee's composition, independence, responsibilities, structures, processes and effectiveness. The Committee shall, as appropriate, make recommendations to the Governance/Nominating Committee or the Board as a result of its performance evaluation.

  3.
  Reporting to Board.    The Committee shall report regularly to the Board regarding the execution of its duties and responsibilities, and shall review with the Board any material matters discussed or acted upon by the Committee during the next regular meeting of the Board.

  4.
  Review of Charter.    The Committee shall annually review and reassess the adequacy of this charter and obtain the approval of the Board for any proposed changes to the charter.

  G.
  Delegation

    To the extent permissible under applicable laws and regulations, the Committee may delegate any of its responsibilities to one or more members of the Committee or a subcommittee comprised of one or more members of the Committee; provided, that any such members or subcommittee to which any responsibilities are delegated shall not have decision-making authority, shall report regularly to the Committee regarding the matters delegated, and shall review with the Committee any material matters discussed or recommended by such members or subcommittee.

Exhibit B

CHARTER FOR THE
GOVERNANCE/NOMINATING COMMITTEE OF
THE BOARD OF DIRECTORS OF
TITAN MACHINERY INC.

I.     PURPOSE

        The Governance/Nominating Committee (the "Committee") shall be responsible for matters relating to the governance of Titan Machinery Inc. (the "Company"), including selection of candidates for the Company's Board of Directors (the "Board").

II.    MEMBERSHIP

        The Committee will be comprised of two or more independent directors appointed by the Board. The Chair of the Committee shall be elected by the Board, or, if not elected by the Board, then by the majority of the members of the Committee. The Chair of the Committee shall (i) preside at meetings of the Committee, (ii) represent the Committee at meetings of the Board, (iii) have primary responsibility for directing all corporate governance initiatives undertaken by the Company and the Board, (iv) lead the chief executive officer evaluation and succession processes, and (v) exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board.

III.  RESPONSIBILITIES AND AUTHORITY

        The Committee shall have the following responsibilities and authority:

        Developing, reviewing and revising as appropriate, for adoption by the Board, the Principles of Corporate Governance by which the Company and the Board shall be governed.

        Developing, reviewing and revising as appropriate, for adoption by the Board, the codes of ethical conduct and legal compliance by which the Company and its directors, officers, employees and agents will be governed.

        Developing and recommending to the Board policies and processes designed to provide for effective and efficient governance, including but not limited to: policies for evaluation of the Board and the Board Chairperson; election and reelection of Board members; and succession planning for the Board Chairperson and other Board leaders, including committee members and chairs.

        Annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of the Company, and reporting to the Board regarding suggested changes in Board composition which will guide the Committee in the selection, recruitment and recommendation of directors.

        Overseeing organization, membership and evaluation of Board committees and committee members.

        Meeting as necessary to consider the nomination and screening of Board member candidates and to evaluate the performance of the Board and its members.

        Evaluating the performance of Board members eligible for reelection; addressing performance issues as needed; and recommending the reelection of Board members who are performing effectively and continue to provide a competency needed on the Board.

        All members of management of the Company are requested to cooperate with the Committee, and to render assistance to it as it shall request in carrying out its functions.

B-1

IV.    MEETINGS

        The Committee shall establish its own schedule of meetings and provide a copy of it to the Board and will maintain written minutes of its meetings. Such minutes shall be promptly made available to the members of the Board, and filed with the minutes of the meetings of the Board.

V.     AUTHORITY

        The Committee shall have the authority, as and when it shall determine to be necessary or appropriate to the functions of the Committee,

            (i)  at the expense of the Company and not at the expense of the members thereof, counsel (which may be, but need not be, the regular corporate counsel to the Company), employ one or more recruiting firms to assist in the identification and recruitment of director candidates and other advisors to assist it in connection with its functions; and

           (ii)  to request from the Chief Executive Officer, the Chief Financial Officer, and such other members of the Company's management as the Committee shall deem appropriate, advice and information, orally or in writing, concerning the Company's business operations and financial condition relevant to the functions of the Committee.

B-2

Exhibit C

CHARTER FOR THE
COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
TITAN MACHINERY INC.

I.     PURPOSE

        The Compensation Committee (the "Committee") shall be responsible, on behalf of the Board of Directors (the "Board"), for matters relating to the compensation policies of Titan Machinery Inc. (the "Company"), and for the compensation of the Board and senior management of the Company.

II.    MEMBERSHIP

        The Committee will be comprised of two or more independent directors appointed by the Board. The definition of "independence" for purposes of selecting Committee members shall be that contained in the Company's Principles of Corporate Governance as adopted by the Board. The Chair of the Committee shall be elected by the Board. In the absence of the Board's election of a Chair, the Committee shall elect a Chair by majority vote of the Committee membership.

III.  RESPONSIBILITIES AND AUTHORITY

        The Committee shall have the following responsibilities and authority:

  •
  Develop and periodically review with management the Company's philosophy of compensation, taking into consideration enhancement of shareholder value and the fair and equitable compensation of all employees.

  •
  Determine and approve the compensation for corporate officers and other members of the executive management team.

  •
  Determine and approve equity grants made pursuant to the Company's equity incentive plans.

  •
  Develop, recommend to the Board, review and administer senior management compensation policy and plans, including incentive plans, benefits and prerequisites.

  •
  Develop, recommend, review and administer compensation plans for members of the Board.

  •
  Annually consider the relationship between the Company's strategic and operating plans and the various compensation plans for which the Committee is responsible.

  •
  Periodically review with management, and advise the Board with respect to, employee deferred compensation plans.

  •
  Periodically review with management and advise the Board with respect to employee benefits.

  •
  Review and discuss with management the Compensation Discussion and Analysis ("CD&A") required by the SEC. Based on such review and discussion, the Committee shall determine whether to recommend to the full Board that the CD&A be included in the annual report or proxy. The Committee shall provide, over the names of the members of the Committee, the required Compensation Committee report for the annual report or proxy.

C-1

IV.    AUTHORITY

        The Committee shall have the authority, as and when it shall determine to be necessary or appropriate to the functions of the Committee, to:

  •
  At the expense of the Company, if required, conduct such studies, analyses and evaluations necessary to perform the duties and fulfill the responsibilities assigned to it by the Board.

  •
  Have full and independent access to Company personnel, after first notifying the Chief Executive Officer or the Chief Financial Officer of the intention to interview personnel.

  •
  Have full and independent access to Company business and financial information.

  •
  At the expense of the Company, identify and engage such compensation and other consulting assistance as it deems necessary to fulfill its responsibilities. To the extent the Committee determines to expend in excess of $10,000 during any fiscal year on such consulting assistance, it shall seek preapproval from the Board of such excess expenditures.

  •
  Take all action appropriate to the performance of the Committee's duties.

V.     MEETINGS; MINUTES

        The Committee shall meet in person or electronically no fewer than two times per year, and as many additional times as the Committee deems necessary. A majority of members will constitute a quorum and will be able to conduct the business of the Committee. As necessary or desirable, the Committee may request that members of management and representatives of the Company's independent accountants be present at meetings of the Committee.

        The Committee will maintain written minutes of its meetings. Such minutes shall be provided to the Board, and filed with the minutes of the meetings of the Board.

VI.   MANAGEMENT COOPERATION

        Management of the Company shall cooperate with the Committee and render to the Committee such assistance as it shall request for the purpose of carrying out its functions.

C-2

TITAN MACHINERY INC.

ANNUAL MEETING OF STOCKHOLDERS

Monday, June 3, 2008

8:00 a.m. (Central time)

Titan Machinery Inc.

4876 Rocking Horse Circle

Fargo, North Dakota 58104-6049

Titan Machinery Inc.
4876 Rocking Horse Circle
Fargo, North Dakota, 58104-6049	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 3, 2008.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1.

The undersigned hereby appoints DAVID J. MEYER AND PETER CHRISTIANSON, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of capital stock of Titan Machinery Inc. registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate offices, 4876 Rocking Horse Circle, Fargo, North Dakota, 58104-6049, and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Titan Machinery Inc., 4876 Rocking Horse Circle, Fargo, North Dakota 58104-6049.

Please detach here

The Board of Directors Recommends a Vote FOR Item 1.

1.	Elect Class I directors:	01 – Tony Christianson
02 – James Irwin

(Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right).

2.	In their discretion, upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below: ☐	Date

Signature(s) in Box

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity.  For stock held in joint tenancy, each joint tenant should sign.

QuickLinks

INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL STOCKHOLDERS AND MANAGEMENT STOCKHOLDINGS
ELECTION OF DIRECTORS (Proposal #1)
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Compensation Committee Report
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
STOCKHOLDER PROPOSALS
FORM 10-K
Exhibit A CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF TITAN MACHINERY INC.
Exhibit B CHARTER FOR THE GOVERNANCE/NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS OF TITAN MACHINERY INC.
Exhibit C CHARTER FOR THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF TITAN MACHINERY INC.